                                                                   EXHIBIT 10.26

We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).

                  SOFTWARE LICENSING AND DISTRIBUTION AGREEMENT

         This Software Licensing and Distribution Agreement ("Agreement") is made by and between HealthStream, Inc., a Tennessee corporation having its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 ("HealthStream") and MedicaLogic, Inc., having its principal place of business at 20500 N.W. Evergreen Parkway, Hillsboro, OR 97124 ("Distributor").



                                   BACKGROUND

         WHEREAS, Distributor delivers Internet healthcare services targeted at the healthcare community and consumers among others;

         WHEREAS, HealthStream has developed and marketed and continues to develop and market a computer-based education system known as the Training Navigator(R) ("T.NAV(R)") that delivers and monitors World Wide Web based content;

         WHEREAS, Distributor and HealthStream wish to enter into a cooperative effort to 1) deploy HealthStream branded educational offerings utilizing T.NAV(R) technology and Distributor's distribution channels and 2) market the goods and services incorporated therein;

         WHEREAS, Distributor wishes to acquire a license and HealthStream has agreed to grant a license to Distributor for the utilization of T.NAV(R) with Distributor's Internet healthcare services;

         WHEREAS, Distributor and HealthStream wish to provide appropriate consideration for those efforts that each party has agreed to undertake;

         WHEREAS, Distributor and HealthStream each acknowledge the sufficiency and adequacy of the value, concessions, and recitations set forth herein;

         NOW THEREFORE, Distributor and HealthStream agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

For purposes of this Agreement, the terms below shall have the following meanings:

1.1. "Course" means healthcare related Internet based curricula designed to be delivered by T.NAV(R).

1.2. "Distributor" means MedicaLogic, Inc. and any affiliated entity of Distributor.

1.3. "Distributor Courses" means interactive courses that are the proprietary property of Distributor including training and education content including, but not limited to OSHA and JCAHO mandated training, continuing medical education, and office training.

1.4. "Effective Date" means the later of the dates on which the parties sign this Agreement.

1.5. "HealthStream" means HealthStream, Inc. and any Subsidiary of HealthStream, Inc.

1.6. "HealthStream Courses" means interactive courses that are the proprietary property of HealthStream or Third Party Content including training and educational content including, but not limited to OSHA and JCAHO mandated training, continuing medical education, and office training.

1.7. "Internet" means the international network of computers and computer networks accessible by the public at large of which the World Wide Web is a subset.

1.8. "Intranet" means an internal network protected from unauthorized users by a firewall and accessible only by individuals within the organization serving the network.

1.9. "Launch Date" means the date on which the co-branded site becomes available to users via www.medicalogic.com, or its successor website.

1.10. "Net Revenue" means gross revenue derived by Distributor or HealthStream from Transactions Fees less discounts, rebates, and refunds.


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1.11.    "Subsidiary" means a company in which, on a class-by-class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by another company, but only so long as such ownership or control exists.

1.12. "Third Party Content" means interactive content that is the proprietary property of a third party to this Agreement.

1.13. "T.NAV(R)" is a registered trademark of HealthStream and is a computer based training product that delivers and monitors World Wide Web based content.

1.14. "T.NAV(R)" means HealthStream's computer based training product that delivers and monitors World Wide Web based Content. T.NAV(R) is available in multiple configurations, each containing common core functionality with unique features applicable for a given application's distribution and access requirements, e.g. Internet eCommerce, Intranet, local area networks, etc. T.NAV(R) is a registered trademark of HealthStream. T.NAV(R) is also branded as Training Navigator(R), a registered trademark of HealthStream.

1.15. "Transaction Fees" means fees received by HealthStream for HealthStream Courses or Distributor Courses delivered over the Internet via the T.NAV(R) on Distributor's World Wide Web site.



                                    ARTICLE 2

                             STRATEGIC RIGHTS GRANTS

2.1. During the term of this Agreement, Distributor shall:

         2.1.1. include on Distributor's World Wide Web site a logo of the HealthStream trademark and a hyperlink to the HealthStream section of Distributor's World Wide Web site; and

         2.1.2. work closely with HealthStream to develop a specific promotion plan within ninety (90) days of the Effective Date, which will include a minimum of one (1) marketing initiative per quarter. Marketing initiatives may include, but are not limited to, industry trade shows and exhibitions, seminars, direct mailings, advertising in third-party publications, online banner advertisement placements, and press releases. The parties will work together in good faith to prepare a mutually acceptable press release to announce this Agreement within five (5) days of the Effective Date. Distributor will include HealthStream in the marketing campaign for MedicaLogic.com's member services launch. Distributor will include the HealthStream name and, in its sole discretion and where it deems appropriate, will include the use of the HealthStream trademark logo on all Distributor marketing materials that reference the Courses and education services being provided by HealthStream.

2.2.     During the term of this Agreement, HealthStream shall:

         2.2.1. include on the partners page of its World Wide Web site a logo of the Distributor trademark and a hyperlink to the Distributor's World Wide Web site;

         2.2.2. not include hyperlinks on the co-branded Web site to third parties that directly compete with Distributor;

         2.2.3. provide standard Personalization for Distributor, as defined in Exhibit A;

         2.2.4. work with Distributor to provide a mutually agreeable login procedure for Distributor's users to access T.NAV, taking into consideration Distributor's security and privacy needs, HealthStream's new user registration needs and provision of an overall good user experience, among other things; and


                                                    Distributor and HealthStream
                                                                    Page 2 of 13
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         2.2.5.   work closely with Distributor to develop the specific
                  promotion plan described in Section 2.1.2 herein within ninety
                  (90) days of the Effective Date, which will include a minimum of one (1) marketing initiative per quarter. Marketing initiatives may include, but are not limited to, industry trade shows and exhibitions, seminars, direct mailings, advertising in third party publications, online banner advertisement placements, and press releases. The parties will work together in good faith to prepare a mutually acceptable press release to announce this Agreement within five (5) days of the Effective Date.



                                    ARTICLE 3

                                 LICENSE GRANTS

3.1. HealthStream grants the Distributor non-exclusive, royalty-free, worldwide rights for T.NAV(R) to deliver HealthStream Courses over the Internet.

3.2. Subject to the payment of the consideration set forth in Article 4, Distributor grants HealthStream non-exclusive worldwide rights to provide and host HealthStream Courses and Third Party Content and education services on the co-branded portion of Distributor's World Wide Web site, as determined by Distributor.

3.3. Any and all rights not expressly granted by either of the parties to the other are reserved by the respective party claiming reservation of that right.



                                    ARTICLE 4

                                PRICE AND PAYMENT

4.1. During the term of this Agreement, HealthStream shall pay to Distributor * of all Net Revenue derived from Transaction Fees. If the number of Distributor-referred HealthStream new users exceeds * by the first anniversary of the Launch Date, then HealthStream will pay Distributor * of all Net Revenue derived from the Transaction Fees for the * new user and each additional new user.

4.2. HealthStream agrees to deliver monthly sales statements that detail Net Revenue and payment according to the percentages outlined in this
         Article 4 to Distributor within forty five (45) days after the end of each calendar month. These monthly reports shall indicate the total number of Transactions for which either party derives revenue. HealthStream shall submit monthly reports even if no royalties or other amounts are due for such month. A monthly finance charge based on an annual rate of prime plus 2% will be assessed on all amounts that are paid later than forty five (45) days after the end of the last month.

4.3. Distributor and HealthStream will meet as necessary to review pricing, discounting policy and the rationale behind any discounts granted for HealthStream Courses and HealthStream Intranet products and services.



                                    ARTICLE 5

                                INDEMNIFICATION

5.1.     HealthStream represents and warrants that to the best of its knowledge:

         5.1.1. T.NAV(R) does not infringe any copyright or patent enforceable under the laws of any country; and

         5.1.2. T.NAV(R) does not violate the trade secret rights of any third party; and

         5.1.3. HealthStream is the sole proprietor of the HealthStream Courses and owns the copyright or otherwise has secured the appropriate rights by license or otherwise to publish the HealthStream Courses and Third-Party Content; and


                                                    Distributor and HealthStream
                                                                    Page 3 of 13
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         5.1.4.   HealthStream has full power and authority, free of any rights of any nature by any other person, to enter into this Agreement and to grant the rights that are granted to Distributor in this Agreement.

5.2. HealthStream agrees to indemnify, hold harmless, and defend Distributor from any and all damages, costs, and expenses, including reasonable attorneys' fees, incurred in connection with a claim that constitutes a breach of the warranties set forth in Section 5.1 (hereinafter claims under Subsections 5.1.1 through 5.1.4 shall collectively be referred to as "Infringement Claims"); provided, HealthStream is notified promptly in writing of an Infringement Claim and has sole control over its defense or settlement, and Distributor provides reasonable assistance, at HealthStream's expense, in the defense of the same.

5.3. HealthStream shall have no liability for any Infringement Claim based on Distributor's:

         5.3.1. use or distribution of T.NAV(R) after HealthStream's written notice that Distributor should cease use or distribution of T.NAV(R) due to an Infringement Claim, or

         5.3.2. combination of T.NAV(R) with a non-HealthStream program or data if such Infringement Claim would have been avoided by the exclusive use of T.NAV(R).

5.4. For all Infringement Claims arising under Section 5.3, Distributor agrees to indemnify and defend HealthStream from and against all damages, costs, and expenses, including reasonable attorneys' fees but only to the extent such continued use or combination by Distributor is the cause of such Infringement Claim or additional damages. In the event HealthStream notifies Distributor that it should cease distribution of T.NAV(R) due to an Infringement Claim, Distributor may terminate this Agreement.

5.5. Except to the extent that Distributor is responsible under Section 5.6 herein, HealthStream shall also indemnify, hold harmless and defend Distributor from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to: (a) a breach of HealthStream's representations or warranties under this Agreement; (b) the use and functionality of the HealthStream Courses and Third Party Content as it interfaces with the co-branded portion of Distributor's World Wide Web site; (c) other information supplied or managed by HealthStream for the co-branded portion of Distributor's World Wide Web site; (d) any services or products available under HealthStream's World Wide Web site not provided by Distributor under this Agreement and (e) the negligence or intentional wrongdoing of HealthStream. HealthStream will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Distributor promptly notifies HealthStream in writing of any such claim; (ii) HealthStream has sole control of the defense and all related settlement negotiations, and (iii) Distributor cooperates with HealthStream, at HealthStream's expense, in defending or settling such claim.

5.6. Except to the extent that HealthStream is responsible under Section 5.5 herein, Distributor shall indemnify, hold harmless and defend HealthStream from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to: (a) a breach of Distributor's representations or warranties under this Agreement; (b) any content provided by Distributor to HealthStream for use in the co-branded portion of the Distributor's World Wide Web site in accordance with this Agreement; (c) any services or products available under Distributor's World Wide Web site not provided by HealthStream under this Agreement; and (d) the negligence or intentional wrongdoing of Distributor. Distributor will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement that are attributable to such claim provided that: (i) HealthStream promptly notifies Distributor in writing of any such claim; (ii) Distributor has sole control of the defense and all related settlement negotiations, and (iii) HealthStream cooperates with Distributor, at Distributor 's expense, in defending or settling such claim.




                                                    Distributor and HealthStream
                                                                    Page 4 of 13
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                                    ARTICLE 6

                        INTELLECTUAL PROPERTY PROVISIONS

6.1. Both parties will cause to appear on all marketing or promotional materials concerning the healthcare related training courses, the other party's copyright, trademark, or patent notices, as appropriate, subject to such parties trademark usage guidelines, if any.

6.2. The parties agree that ownership of any invention conceived or developed during the course of this Agreement shall vest in accordance with the patent rules governing inventorship.

6.3. To the extent that source code is written by either party, title shall vest in the party who has written such code.

6.4. Each party is responsible for protecting, documenting, and maintaining its own intellectual property. Except as expressly set forth herein, this Agreement does not grant either party any proprietary rights of any type in the other party's materials, services or content.

6.5. Both parties acknowledge that, except as otherwise provided herein, each party owns and retains all right, title and interest in and to its own content provided to the other party.

6.6. HealthStream acknowledges that Distributor owns and retains all right, title and interest in and to Distributor's World Wide Web site and all Distributor's products, services and derivatives thereof arising from the performance of this Agreement.

6.7. Distributor acknowledges that, except for the license granted to Distributor in Section 3.1 herein, HealthStream owns and retains all right, title and interest in and to T.NAV(R), the T.NAV(R) source code, and the T.NAV(R) object code.



                                    ARTICLE 7

                  PROHIBITION AGAINST ASSIGNMENT AND SUBLICENSE

This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed (except as permitted in this Article 7) by either party. Notwithstanding the foregoing, this Agreement may be assigned to a successor in interest to all of a party's assets or substantially all of a party's assets and shall inure to the benefit of and be binding upon successors or purchasers of substantially all of either party's assets.



                                    ARTICLE 8

                                TERM OF AGREEMENT

Provided this Agreement has been properly executed by an officer of Distributor and by an officer of HealthStream, the term of this Agreement ("Term") shall run from the Effective Date until one (1) year after the Launch Date, and thereafter be automatically extended for additional one (1) year periods unless either party provides thirty (30) days written notice of termination to the non-terminating party.



                                    ARTICLE 9

                             DEFAULT AND TERMINATION

9.1. The non-defaulting party may terminate this Agreement in its entirety if any of the following events of default occur:

         9.1.1. if the defaulting party materially fails to perform or comply with this Agreement or any provision hereof;

         9.1.2. if the defaulting party fails to strictly comply with the provisions of Article 12, 17.1, or makes an assignment in violation of Article 7;


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                                                                    Page 5 of 13
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         9.1.3.   if a party becomes insolvent or admits in writing its
                  inability to pay its debts as they mature, or makes an assignment for the benefit of creditors;

         9.1.4. if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party; or

         9.1.5. if such a petition is filed by any third party, or an application for a receiver of a party is made by anyone and such petition or application is not resolved favorably or discharged to such party within ninety (90) days.



9.2. Termination due to a breach of Articles 7 or 12 or 17.1, shall be effective upon notice. In all other cases termination shall be effective sixty (60) days after notice of termination to the defaulting party if the defaults have not been cured within such sixty (60) day period. Unless otherwise stated in this Agreement, the rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.



                                   ARTICLE 10

                          OBLIGATIONS UPON TERMINATION

10.1. From and after termination or expiration of this Agreement, Distributor shall not employ T.NAV(R) or any portion thereof that is owned by HealthStream, as part or portion of any product that Distributor may use, sell, assign, lease, license, or transfer to third parties. Both parties shall cease and desist from all use of the other party's names and associated trademarks and, upon request, deliver to the other party or its authorized representatives or destroy all material upon which those names and the associated trademarks appear.

10.2. Articles 5, 6, 10, 11, 13, 14, Section 15.1, and Article 17 shall survive termination or expiration of this Agreement.



                                   ARTICLE 11

                WARRANTIES, LIMITATION OF LIABILITY AND REMEDIES

HealthStream represents and warrants that T.NAV(R) shall operate and perform according to specifications included herein. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES. ANY AND ALL OTHER IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING THOSE FOR MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS, UNLIQUIDATED INVENTORY, ETC.), INCIDENTAL, INDIRECT, ECONOMIC, OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACH OF THE CONFIDENTIALITY AND THE INDEMNITY PROVISIONS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR DAMAGES ARISING FROM PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT SHALL EXCEED IN THE AGGREGATE THE TOTAL AMOUNTS PAID TO DISTRIBUTOR BY HEALTHSTREAM DURING THE 12 MONTH PERIOD PRIOR TO SUCH CLAIM.



                                   ARTICLE 12

                              SECURITY AND PRIVACY

12.1. The parties acknowledge that Distributor must at all times provide a private and secure web site and linking environment for users of Distributor's services including the co-branded site and links. HealthStream may gather information from users of Distributor's services in accordance with HealthStream's privacy statement located on HealthStream's Web site and attached hereto as


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                                                                    Page 6 of 13

         Exhibit C and incorporated herein by this reference. Other than as set forth in Exhibit C hereto, security measures used in association with the co-branded site shall be consistent with the guidelines stated in Distributor's security white paper attached hereto as Exhibit B and incorporated herein by this reference. At a minimum, the parties agree to implement security measures consisting of digital certificates and SSL encryption or both, as applicable. Where third-party links outside the secure co-branded site exist, Distributor will have the option to have those links removed with HealthStream's mutual consent. Due to security and privacy risks posed by the inclusion of third-party links outside the secure co-branded site, Distributor reserves the right to implement a warning screen or other form of alert to be presented to Distributor's users as they move from the Distributor's site to the co-branded site and HealthStream agrees to cooperate and assist Distributor with such implementation, if reasonably required. Distributor, in consultation with HealthStream, shall have sole discretion over the content and form of such warning. The parties also agree as follows:

         12.1.1. Other than for the limited business purposes outlined in Exhibit C attached hereto, HealthStream shall in no way attempt to ascertain, store, or collect any information relating to the identity of Distributor's users and the Distributor's applications being run by these users. Prohibited actions, other than as outlined in Exhibit C attached hereto, include, but shall not be limited to:

                  (i) any investigation of the Distributor user's IP address including, but not limited to, reverse DNS, traceroute, and whois information;

                  (ii) requesting from the Distributor's users, or retrieval (i.e. through system processes), of personal information including, but not limited to, the Distributor's user's e-mail address, mailing address, telephone number, and social security number;

                  (iii) requesting from the Distributor's user, or retrieval (i.e. through system processes) of any Distributor-specific authentication information including, but not limited to, user identifications and passwords, and digital certificates; and

                  (iv) requesting or retrieval (i.e. through system processes) of any Distributor cookies or other system process information including, but not limited to, Java scripts and parent frame content.

12.2. Distributor, or a third-party entity retained by Distributor, shall be entitled to audit the security measures implemented for the co-branded site by HealthStream to determine compliance with the provisions of this Article 12. If it is determined by audit or otherwise, that HealthStream is not in compliance with the provisions of this section, Distributor may terminate this Agreement immediately.





                                   ARTICLE 13

                                     AUDITS

13.1. During the term of this Agreement, the parties hereto agree to keep all usual and proper records and books of account and all usual and proper entries relating to each T.NAV(R) licensed consistent with generally accepted accounting principles.

13.2. HealthStream may cause an audit to be made of the applicable Distributor records that pertain to this Agreement for the sole purpose of verifying royalty reports issued by Distributor to HealthStream and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public


                                                    Distributor and HealthStream
         accountant of national stature (e.g., Deloitte) selected by HealthStream (other than on a contingent fee basis) and shall be conducted during regular business hours at Distributor's offices and in such a manner as not to interfere with Distributor's normal business activities. Any such audit shall occur no more than once per calendar year and within six (6) months of the end of the calendar year. HealthStream shall pay for any such audit unless Material discrepancies are disclosed. "Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, Distributor agrees to pay HealthStream the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). The auditor shall only disclose the correct data and amounts as called for on the royalty reports. The auditor shall be bound by a signed nondisclosure agreement in substantial form as the Mutual Confidential Disclosure Agreement entered into by the parties to this Agreement on July 28th, 1999 and the auditor shall treat all information disclosed during the course of the audit as confidential information as defined in such nondisclosure agreement.

13.3. Distributor may cause an audit to be made of the applicable HealthStream records and facilities for the sole purpose of verifying any reports issued by HealthStream to Distributor, and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by Distributor (other than on a contingent fee basis) and shall be conducted during regular business hours at HealthStream's offices and in such a manner as not to interfere with HealthStream's normal business activities. Any such audit shall be paid for by Distributor unless Material discrepancies are disclosed. "Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, HealthStream agrees to pay Distributor for the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). In no event shall audits be made more frequently than annually unless the immediately preceding audit disclosed a Material discrepancy. The auditor shall only disclose the correct data and amounts as called for on the royalty reports. The auditor shall be bound by a signed nondisclosure agreement in substantial form as the Mutual Confidential Disclosure Agreement entered into by the parties to this Agreement on July 28, 1999 and the auditor shall treat all information disclosed during the course of the audit as confidential information as defined in such nondisclosure agreement.

13.4. Any statement shall affect neither the right to examine and audit nor the right to receive an adjustment to the contrary, appearing on checks or otherwise, unless expressly agreed to in writing by the party having such right.

13.5. In the event that either party makes any claim with respect to an audit, upon the audited party's written request the party who has requested such audit will make available to the audited party the records and reports pertaining to such audit prepared by the independent auditor who performed such audit.





                                   ARTICLE 14

                              NOTICES AND REQUESTS

All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested, or sent by air express courier, charges prepaid; and addressed as follows:

DISTRIBUTOR:               MedicaLogic, Inc.
                           Attn:    Jeffrey R. Sang
                           Business Development Manager
                           cc: General Counsel
                           101 Green Street
                           San Francisco, CA 94111


                                                    Distributor and HealthStream

HEALTHSTREAM:              HealthStream, Inc.
                           Attn:    Robert H. Laird, Jr.
                           General Counsel
                           209 10th Avenue South
                           Suite 450
                           Nashville, Tennessee 37203


or to such other address as the party to receive the notice or request so designates by written notice to the other.



                                   ARTICLE 15

                                 CONTROLLING LAW

15.1. This Agreement shall be construed and controlled by the laws of the State of California.

15.2. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise as defined in 16 CFR Section 436.2(a). The price and payment described in Article 4 of this Agreement shall not be construed as a franchise fee.



                                   ARTICLE 16

                                 ATTORNEYS' FEES

If either HealthStream or Distributor employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party in any proceeding shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.



                                   ARTICLE 17

                                     GENERAL

17.1. All disclosures of proprietary and confidential information in connection with this Agreement as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement entered into between HealthStream and Distributor on July 28, 1999.

17.2. This Agreement does not constitute an offer by HealthStream and it shall not be effective until signed by both parties. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and replaces and supplants all prior and contemporaneous communications. It shall not be modified except by a written agreement signed on behalf of Distributor and HealthStream by their respective duly authorized representatives. Unless agreed to in a separate writing signed by both parties, any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either party shall be of no force and effect.

17.3. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any product(s) licensed hereunder shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable or if this Agreement is terminated as to particular product(s), this Agreement shall remain in full force and effect as to the remaining product(s).

17.4. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall


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

         be effective unless made in writing and signed by an authorized representative of the waiving party.

17.5. The Article headings used in this Agreement and the attached Exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date set forth below. All signed copies of this Agreement shall be deemed originals.



MedicaLogic, Inc.                     HealthStream, Inc.

By: /s/                               By:  /s/ Robert A. Frist, Jr.
   ------------------------------         ---------------------------------
Title: COO                            Title: CEO
      ---------------------------           -------------------------------
Date:  2/8/00                         Date:  2/8/00
      ---------------------------           -------------------------------



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                                    EXHIBIT A

                              PERSONALIZATION ITEMS


HealthStream's online education Web site and T.NAV systems can be personalized to reflect Distributor's brand image. The following items are standard elements of that Personalization:

1.       Left navigation bar light color
2.       Left navigation bar dark color
3.       The color that is the background of the main logo in the upper left
4.       The color for the ad banner section
5.       The light color for the catalog listing
6.       The dark color for the catalog listing
7.       The light color for the Your Menu listing
8.       The dark for the Your Menu listing
9.       The logo to display in the upper left
10.      The name to display in the site (i.e. "Healthstream@medicalogic.com")
11.      The phone number of technical support
12.      The email for tech support
13.      The address for tech support
14.      The first custom link to display
15.      The second custom  link to display
16.      The third custom link to display
17.      The fourth custom link to display
18.      The fifth custom link to display
19.      The people support link to display
20.      Code to pre-populate the discount field
21.      Text to display on page for custom link 1
22.      Text to display for custom link 2
23.      Text to display for custom link 3
24.      Text to display for custom link 4
25.      Text to display for custom link 5
26.      Text to display for the people support link
27.      Default background color
28.      The path and file to call when doing an auto-logoff
29.      The background color for the title bar


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                                    EXHIBIT B

                        MEDICALOGIC SECURITY WHITE PAPER

                                [INSERT DOCUMENT]
















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                                    EXHIBIT C

                         HEALTHSTREAM PRIVACY STATEMENT


HealthStream University may ask you to register and provide information that personally identifies you ("Personal Information"), including when you register for online courses. We use your Personal Information for two primary purposes:

-         To target specific education to you on HealthStream University.
-         To track and manage your continuing education credits.

Although HealthStream University does not provide your e-mail address, phone number, or other personal information to third parties, we may aggregate information from all of the HealthStream University users and create reports for third parties.

To ensure Personal Information you provided to HealthStream University is correct and current, you may review and update this information at any time at the Personal Information section of your references. There, you can view and edit Personal Information you already have given us.

HealthStream University uses cookies to authenticate users. We use cookies to make sure our users are who they say they are.

A cookie is a small data file that certain Web sites write to your hard drive when you visit them. A cookie file can contain information such as a user ID that the site uses to track the pages you've visited. But the only personal information a cookie can contain is information you supply yourself. A cookie can't read data off your hard disk or read cookie files created by other sites.

If you've set your browser to warn you before accepting cookies, you will receive the warning message with each cookie. Your browser needs to accept these cookies for the HealthStream University site to function properly.

If for some reason you believe HealthStream University has not adhered to these principles, please notify us by e-mail at webmaster@healthstream.com and we will use commercially reasonable efforts to promptly determine and correct the problem.




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